Exhibit 99.1

Interactive Intelligence Reports 2011 Second-Quarter Operating Results
Revenues increase 34 percent; bookings increase 44 percent

INDIANAPOLIS, July 25, 2011 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of unified IP business communications solutions, has announced operating results for the three and six months ended June 30, 2011.

The company reported revenues of $52.0 million, an increase of 34 percent over the second quarter of 2010. Product revenues were up 34 percent, recurring revenues increased by 35 percent, and services revenues increased 30 percent compared to the same quarter last year.

The company reported operating income on a generally accepted accounting principles (GAAP) basis of $5.5 million for the 2011 second quarter, up 18 percent from $4.7 million in the same quarter last year. Non-GAAP* operating income was $7.3 million for the second quarter of 2011, up 29 percent from $5.7 million in the second quarter of 2010.

"We are executing on our primary strategic initiatives," said Dr. Donald E. Brown, Interactive Intelligence founder and CEO. "We are moving up-market with more sales to larger customers, rapidly increasing revenues from our cloud-based solutions, successfully expanding our presence internationally, performing well in our targeted vertical markets, and seeing increased interest in our process automation capability. With the soon-to-be-released major enhancement to our flagship Customer Interaction Center™ product, we are well positioned to continue competing effectively in the second half of the year."

GAAP net income was $3.8 million, with diluted earnings per share (EPS) of $0.19, compared to $2.5 million, or EPS of $0.13, for the second quarter of 2010. Net income on a non-GAAP basis was $6.3 million, with EPS of $0.32, compared to $5.0 million, or EPS of $0.27, for the same quarter last year.

Non-GAAP net income and EPS for the 2011 second quarter exclude purchase accounting adjustments of $496,000, or EPS of $0.03, charges for stock-based compensation of $1.3 million, or EPS of $0.06, and non-cash income tax expense of approximately $727,000, or EPS of $0.04. For the second quarter of 2010, non-GAAP net income and EPS exclude charges for stock-based compensation of $964,000, or EPS of $0.06, and non-cash income tax expense of $1.5 million, or EPS of $0.08.

Cash and investment balances as of June 30, 2011 increased to $94.4 million. The company has no debt.

First-half 2011 results included the following:
-	Total revenues of $99.7 million, a 35 percent increase over revenues of $73.8 million in the first half of 2010.
-	GAAP operating income of $10.4 million, up from $8.6 million for the first half of 2010.
-	Non-GAAP operating income of $14.0 million, compared to $10.7 million for the first half of 2010.
-	GAAP net income of $6.9 million, or EPS of $0.35, compared to $4.3 million, or EPS of $0.23, for the first half of 2010.
-	Non-GAAP net income of $11.8 million, or EPS of $0.59, compared to $9.1 million, or EPS of $0.49, for the same period last year.

For the first six months of 2011, non-GAAP net income and EPS exclude charges for purchase accounting adjustment of $1.0 million, or EPS of $0.05, stock-based compensation of $2.6 million, or EPS of $0.13, and non-cash income tax expense of $1.3 million, or EPS of $0.06. For the first half of 2010, non-GAAP net income and EPS exclude charges for stock-based compensation of $2.0 million, or EPS of $0.11, and non-cash income tax expense of $2.8 million, or EPS of $0.15.

Additional highlights in the second quarter of 2011 include the following:
-	Certification by Joint Interoperability Test Command (JITC) for U.S. federal government deployments.
-	Announcement of the upcoming release of CIC 4.0.
-	Named by the Indiana Chamber of Commerce as a Best Place to Work.
-	Inclusion in Gartner’s Contact Center Infrastructure leaders quadrant.**

As previously announced on July 5, 2011, the company acquired CallTime Solutions, a partner in the Australia and New Zealand markets to expand sales, support and service capabilities for direct customers and resellers throughout the region.

Interactive Intelligence will host a conference call July 25 at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company’s CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, please dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence second-quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of unified business communications solutions for contact center automation, enterprise IP telephony, and business process automation. The company’s solutions, which can be deployed via an on-premise or hosted model, include vertical-specific applications for insurance and collections. Interactive Intelligence was founded in 1994 and has more than 4,000 customers worldwide. The company is among Software Magazine’s 2010 Top 500 Global Software and Services Suppliers, and Forbes Magazine’s 2010 Best Small Companies in America. It employs approximately 1,000 people and is headquartered in Indianapolis, Indiana. The company has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: www.inin.com.

*Non-GAAP Measures
The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments and exclude non-cash stock-based compensation expense for stock options, the amortization of certain intangible assets related to acquisitions by the company and non-cash income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and income tax expense is primarily non-cash. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, non-cash income tax expense amounts and amortization of intangibles related to acquisitions can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options, non-cash income tax amounts and amortization of intangibles related to acquisitions for its internal budgets.

**Gartner Inc., Magic Quadrant for Contact Center Infrastructure, Worldwide, Drew Kraus, Steve Blood, Geoff Johnson, June 27, 2011.

About Gartner’s Magic Quadrant
The Magic Quadrant is copyrighted 2011 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner's analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the "Leaders" quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among  the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence
+1 317.715.8412
steve.head@inin.com

Christine Holley
Senior Director of Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Product	$24,495	$18,315	$45,261	$34,101
Recurring	22,043	16,322	42,789	32,247
Services	5,443	4,174	11,661	7,486
Total revenues	51,981	38,811	99,711	73,834
Costs of revenues:
Product	6,392	5,502	12,588	10,301
Recurring	5,813	4,043	11,095	7,466
Services	3,919	2,144	7,631	4,318
Amortization of intangible assets	35	16	70	32
Total cost of revenues	16,159	11,705	31,384	22,117
Gross profit	35,822	27,106	68,327	51,717
Operating expenses:
Sales and marketing	15,320	11,480	29,477	21,832
Research and development	8,714	6,945	16,861	13,370
General and administrative	6,024	4,013	11,119	7,849
Amortization of intangible assets	274	9	458	18
Total operating expenses	30,332	22,447	57,915	43,069
Operating income	5,490	4,659	10,412	8,648
Other income (expense):
Interest income, net	92	67	135	109
Other income (expense)	256	(590)	90	(1,365)
Total other income (expense)	348	(523)	225	(1,256)
Income before income taxes	5,838	4,136	10,637	7,392
Income tax expense	2,011	1,680	3,715	3,068
Net income	$3,827	$2,456	$6,922	$4,324

Net income per share:
Basic	$0.20	$0.14	$0.37	$0.25
Diluted	0.19	0.13	0.35	0.23

Shares used to compute net income per share:
Basic	18,707	17,445	18,563	17,383
Diluted	19,933	18,772	19,860	18,740

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net income, as reported	$3,827	$2,456	$6,922	$4,324
Purchase accounting adjustments:
Increase to revenues:
Recurring	39	1	98	8
Services	17	1	48	3
Reduction of operating expenses:
Customer Relationships	229	9	368	18
Technology	35	16	70	32
Non-compete agreements	45	-	90	-
Acquisition Costs	131	-	332	-
Total	496	27	1,006	61
Non-cash stock-based compensation expense:
Cost of recurring revenues	103	60	208	91
Cost of services revenues	11	3	36	51
Sales and marketing	433	318	825	642
Research and development	395	298	803	596
General and administrative	333	285	721	596
Total	1,275	964	2,593	1,976
Non-cash income tax expense	727	1,547	1,276	2,788
Non-GAAP net income	$6,325	$4,994	$11,797	$9,149

Operating income, as reported	$5,490	$4,659	$10,412	$8,648
Purchase accounting adjustments	496	27	1,006	61
Non-cash stock-based compensation expense	1,275	964	2,593	1,976
Non-GAAP operating income	$7,261	$5,650	$14,011	$10,685

Diluted EPS, as reported	$0.19	$0.13	$0.35	$0.23
Purchase accounting adjustments	0.03	0.00	0.05	0.00
Non-cash stock-based compensation expense	0.06	0.06	0.13	0.11
Non-cash income tax expense	0.04	0.08	0.06	0.15
Non-GAAP diluted EPS	$0.32	$0.27	$0.59	$0.49

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,049	$48,300
Short-term investments	40,668	37,582
Accounts receivable, net	44,716	36,130
Deferred tax assets, net	3,770	5,499
Prepaid expenses	9,389	7,456
Other current assets	3,849	4,989
Total current assets	131,441	139,956
Long-term investments	24,677	-
Property and equipment, net	13,314	10,336
Deferred tax assets, net	2,177	2,765
Goodwill	14,514	11,371
Intangible assets, net	13,169	11,001
Other assets, net	936	803
Total assets	$200,228	$176,232

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$16,557	$16,364
Accrued compensation and related expenses	6,221	6,553
Deferred product revenues	5,446	3,350
Deferred services revenues	46,480	43,281
Total current liabilities	74,704	69,548
Long-term deferred revenues	10,212	7,420
Other long-term liabilities	370	-
Total liabilities	85,286	76,968

Shareholders' equity:
Preferred stock	-	-
Common stock	187	182
Additional paid-in-capital	112,631	103,837
Accumulated other comprehensive loss	(333)	(290)
Retained earnings (accumulated deficit)	2,457	(4,465)
Total shareholders' equity	114,942	99,264
Total liabilities and shareholders' equity	$200,228	$176,232

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2011	2010

Operating activities:
Net income	$6,922	$4,324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other non-cash items	3,080	2,133
Stock-based compensation expense	2,593	1,976
Tax benefits from stock-based payment arrangements	(1,240)	(2,789)
Deferred income tax	1,517	(282)
Accretion of investment income	(1,660)	(444)
Changes in operating assets and liabilities:
Accounts receivable	(7,470)	3,699
Prepaid expenses	(1,646)	(558)
Other current assets	1,296	(551)
Other assets	(133)	(8)
Accounts payable and accrued liabilities	46	2,554
Accrued compensation and related expenses	(667)	57
Deferred product revenues	2,128	(32)
Deferred services revenues	5,659	(2,128)
Net cash provided by operating activities	10,425	7,951

Investing activities:
Sales of available-for-sale investments	40,279	7,300
Purchases of available-for-sale investments	(66,465)	(27,078)
Purchases of property and equipment	(5,625)	(2,042)
Acquisition, net of cash	(4,111)	-
Unrealized gain on investment	40	-
Net cash used in investing activities	(35,882)	(21,820)

Financing activities:
Proceeds from stock options exercised	4,708	1,343
Proceeds from issuance of common stock	258	164
Tax benefits from stock-based payment arrangements	1,240	2,789
Net cash provided by financing activities	6,206	4,296

Net decrease in cash and cash equivalents	(19,251)	(9,573)
Cash and cash equivalents, beginning of period	48,300	48,497
Cash and cash equivalents, end of period	$29,049	$38,924

Cash paid during the period for:
Interest	$2	$1
Income taxes	1,106	520

Other non-cash item:
Purchases of property and equipment payable at end of period	$7	$247

Condensed Consolidated Statements of Income - GAAP
(in thousands, except per share amounts)
(unaudited)
	2010					2011
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total

Revenues:
Product	$15,786	$18,315	$20,671	$25,045	$79,817	$20,766	$24,495	$45,261
Recurring	15,925	16,322	16,595	19,898	68,740	20,746	22,043	42,789
Services	3,312	4,174	4,565	5,707	17,758	6,218	5,443	11,661
Total revenues	35,023	38,811	41,831	50,650	166,315	47,730	51,981	99,711
Costs of revenues:
Product	4,799	5,502	6,198	7,369	23,868	6,196	6,392	12,588
Recurring	3,423	4,043	4,302	5,223	16,991	5,282	5,813	11,095
Services	2,174	2,144	2,465	3,005	9,788	3,712	3,919	7,631
Amortization of intangibles	16	16	16	35	83	35	35	70
Total cost of revenues	10,412	11,705	12,981	15,632	50,730	15,225	16,159	31,384
Gross profit	24,611	27,106	28,850	35,018	115,585	32,505	35,822	68,327
Operating expenses:
Sales and marketing	10,352	11,480	12,106	13,134	47,072	14,157	15,320	29,477
Research and development	6,425	6,945	7,193	7,786	28,349	8,147	8,714	16,861
General and administrative	3,836	4,013	3,935	4,800	16,584	5,095	6,024	11,119
Amortization of intangibles	9	9	9	184	211	184	274	458
Total operating expenses	20,622	22,447	23,243	25,904	92,216	27,583	30,332	57,915
Operating income	3,989	4,659	5,607	9,114	23,369	4,922	5,490	10,412
Other income (expense):
Interest income, net	42	67	120	111	340	43	92	135
Other income (expense)	(775)	(590)	337	(118)	(1,146)	(166)	256	90
Total other income (expense)	(733)	(523)	457	(7)	(806)	(123)	348	225
Income before income taxes	3,256	4,136	6,064	9,107	22,563	4,799	5,838	10,637
Income tax expense	1,388	1,680	2,561	2,033	7,662	1,704	2,011	3,715
Net income	$1,868	$2,456	$3,503	$7,074	$14,901	$3,095	$3,827	$6,922

Net income per share:
Basic	$0.11	$0.14	$0.20	$0.39	$0.85	$0.17	$0.20	$0.37
Diluted	0.10	0.13	0.19	0.37	0.79	0.16	0.19	0.35

Shares used to compute net income per share:
Basic	17,320	17,445	17,524	17,956	17,563	18,417	18,707	18,563
Diluted	18,708	18,772	18,695	19,302	18,894	19,780	19,933	19,860

Condensed Consolidated Statements of Income - Non-GAAP
(in thousands, except per share amounts)
(unaudited)
	2010					2011
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total

Revenues:
Product	$15,786	$18,315	$20,671	$25,045	$79,817	$20,766	$24,495	$45,261
Recurring	15,932	16,323	16,595	19,978	68,828	20,805	22,082	42,887
Services	3,314	4,175	4,566	5,707	17,762	6,249	5,460	11,709
Total revenues	35,032	38,813	41,832	50,730	166,407	47,820	52,037	99,857
Costs of revenues:
Product	4,799	5,502	6,198	7,369	23,868	6,196	6,392	12,588
Recurring	3,392	3,983	4,234	5,155	16,764	5,177	5,710	10,887
Services	2,126	2,141	2,447	2,980	9,694	3,687	3,908	7,595
Total cost of revenues	10,317	11,626	12,879	15,504	50,326	15,060	16,010	31,070
Gross profit	24,715	27,187	28,953	35,226	116,081	32,760	36,027	68,787
Operating expenses:
Sales and marketing	10,028	11,162	11,774	12,878	45,842	13,765	14,887	28,652
Research and development	6,127	6,647	6,908	7,489	27,171	7,739	8,319	16,058
General and administrative	3,525	3,728	3,609	4,383	15,245	4,506	5,560	10,066
Total operating expenses	19,680	21,537	22,291	24,750	88,258	26,010	28,766	54,776
Operating income	5,035	5,650	6,662	10,476	27,823	6,750	7,261	14,011
Other income (expense):
Interest income, net	42	67	120	111	340	43	92	135
Other income (expense)	(775)	(590)	337	(118)	(1,146)	(166)	256	90
Total other income (expense)	(733)	(523)	457	(7)	(806)	(123)	348	225
Income before income taxes	4,302	5,127	7,119	10,469	27,017	6,627	7,609	14,236
Income tax expense	147	133	151	55	486	1,155	1,284	2,439
Net income	$4,155	$4,994	$6,968	$10,414	$26,531	$5,472	$6,325	$11,797

Net income per share:
Basic	$0.24	$0.29	$0.40	$0.58	$1.51	$0.30	$0.34	$0.64
Diluted	0.22	0.27	0.37	0.54	1.40	0.28	0.32	0.59

Shares used to compute net income per share:
Basic	17,320	17,445	17,524	17,956	17,563	18,417	18,707	18,563
Diluted	18,708	18,772	18,695	19,302	18,894	19,780	19,933	19,860

Supplemental Data
(Dollars in thousands)

	2010					2011
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
Non-GAAP Adjustments:
Purchase accounting adjustments:
Increase to revenues:
Recurring	$7	$1	$-	$80	$88	$59	$39	$98
Services	2	1	1	-	4	31	17	48

Reduction of operating expenses:
Customer relationships	9	9	9	139	166	139	229	368
Technology	16	16	16	35	83	35	35	70
Non-compete agreements	-	-	-	45	45	45	45	90
Acquisition costs	-	-	-	89	89	201	131	332
Total purchase accounting adjustments	$34	$27	$26	$388	$475	$510	$496	$1,006

Stock-based compensation expense:
Costs of recurring revenues	$31	$60	$68	$68	$227	$105	$103	$208
Costs of services revenues	48	3	18	25	94	25	11	36
Sales and marketing	324	318	332	256	1,230	392	433	825
Research and development	298	298	285	297	1,178	408	395	803
General and administrative	311	285	326	328	1,250	388	333	721
Total	$1,012	$964	$1,029	$974	$3,979	$1,318	$1,275	$2,593

Non-cash income tax expense	$1,241	$1,547	$2,410	$1,978	$7,176	$549	$727	$1,276

Other Information:
Margins (GAAP):
Product	69.6%	70.0%	70.0%	70.6%	70.1%	70.2%	73.9%	72.2%
Recurring	78.5%	75.2%	74.1%	73.8%	75.3%	74.5%	73.6%	74.1%
Services	34.4%	48.6%	46.0%	47.3%	44.9%	40.3%	28.0%	34.6%
Overall	70.3%	69.8%	69.0%	69.1%	69.5%	68.1%	68.9%	68.5%

Year-over-year Revenue Growth (GAAP):
Product	20.7%	10.6%	32.5%	38.5%	26.0%	31.5%	33.7%	32.7%
Recurring	18.8%	23.2%	15.7%	34.4%	23.2%	30.3%	35.1%	32.7%
Services	10.7%	35.0%	41.6%	91.3%	44.5%	87.7%	30.4%	55.8%
Overall	18.8%	18.0%	26.1%	41.2%	26.6%	36.3%	33.9%	35.0%

Orders:
Over $1 million	3	2	9	5	19	3	5	8
Between $250,000 and $1 million	11	18	16	26	71	24	27	51

Number of new customers	71	62	48	77	258	65	81	146

Average new customer order:
Overall	$135	$178	$318	$225	$206	$275	$245	$256
Cloud-based	535	446	617	139	401	488	282	404